Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Fourth-Quarter and Full-Year 2021 Results

ACHIEVED Q4 SEQUENTIAL IMPROVEMENT IN NET SUPPLY CHAIN-RELATED COSTS

ESTABLISHES 2022 EBITDA GUIDANCE OF $43 MILLION – $54 MILLION

13% BACKLOG1 GROWTH IN 2021 DRIVING 2026 REVENUE TARGET OF $1.25 BILLION

Fourth-Quarter 2021 Results

•	Loss per diluted share (“EPS”) of ($0.23)
•	Adjusted loss per share of ($0.24)
•	Sales of $203.7 million
•	Adjusted sales of $184.7 million
•	Gross profit of $41.9 million
•	Adjusted gross profit of $42.0 million (22.7% of adjusted sales)
•	Operating loss of ($4.4) million
•	Adjusted operating loss of ($7.0) million ((3.8%) of adjusted sales)
•	Adjusted EBITDA of $2.4 million (1.3% of adjusted sales)

Full-Year 2021 Results

•	Earnings per share of $0.12
•	Adjusted loss per share of ($0.59)
•	Sales of $770.5 million
•	Gross profit of $166.9 million
•	Adjusted gross profit of $168.4 million (22.4% of adjusted sales)
•	Operating profit of $15.4 million
•	Adjusted operating loss of ($12.2) million ((1.6%) of adjusted sales)
•	Adjusted EBITDA of $23.7 million (3.2% of adjusted sales)

2022 Guidance

•	Adjusted EPS of ($0.15) - $0.10
•	Adjusted sales of $860 - $900 million
•	Adjusted gross margin of 21.5% - 22.5%
•	Adjusted operating margin of 0.75% - 1.75%
•	Adjusted EBITDA margin of 5.0% - 6.0% ($43 million - $54 million)
•	Tax expense of $2.5 million to $4.5 million

NOVI, Mich. – February 28, 2022 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the fourth quarter and full-year ended December 31, 2021, with fourth quarter sales of $203.7 million and a loss per share of ($0.23) and full-year sales of $770.5 million and EPS of $0.12. Adjusted sales for the fourth quarter and full year were $184.7 million and $750.5 million respectively. Adjusted loss per share was ($0.24) for the fourth quarter ended December 31, 2021 and adjusted loss per share was ($0.59) for the full-year 2021. The exhibits attached hereto provide reconciliation detail on the normalizing adjustments.

For the fourth quarter ended December 31, 2021, Stoneridge reported gross profit of $41.9 million and adjusted gross profit of $42.0 million (22.7% of adjusted sales). Fourth quarter 2021 operating loss was ($4.4) million and adjusted operating loss was ($7.0) million ((3.8%) of adjusted sales). Fourth quarter 2021 adjusted EBITDA was $2.4 million (1.3% of adjusted sales).

For the full-year ended December 31, 2021, Stoneridge reported gross profit of $166.9 million and adjusted gross profit of $168.4 million (22.4% of adjusted sales). 2021 operating profit was $15.4 million and adjusted operating loss was ($12.2) million ((1.6)% of adjusted sales). 2021 adjusted EBITDA was $23.7 million (3.2% of adjusted sales).

Jon DeGaynor, president and chief executive officer, commented, “Although 2021 presented a number of challenges outside of our control, we were able to effectively navigate an incredibly volatile operating environment while continuing to execute on our long-term strategy. In the fourth quarter, we were able to offset approximately 78% of our supply chain related costs through recovery of current and historical costs. We continue to work with our customers to preserve our gross margin through price increases aligned with current market conditions and are executing on initiatives to reduce supply chain related costs.”

DeGaynor continued, “Our long-term strategy is focused on long-term, profitable growth. We are updating our long-term revenue and EBITDA margin targets to $1.25 billion and 14% respectively by 2026. This implies growth of more than 4x our underlying markets and is supported by our backlog that grew to $3.4 billion in 2021, which represents a 13% increase over the previous year due to new program awards and the continued expansion of existing programs. We will continue to focus our resources on the areas of largest opportunity for the Company and drive value for our shareholders while navigating current market conditions.”

DeGaynor concluded, “One of the largest drivers of opportunity going forward is our MirrorEye platform. Our first OEM MirrorEye program launched early this year with DAF on its award winning XG platform and has seen strong market demand. Current customer forecasts are suggesting at least 35% take-rates as production ramps-up on the new vehicle, which are double the originally quoted take-rates. We expect that take-rates will continue to increase over time both with this OEM and on future launches.”

Fourth Quarter in Review

Control Devices’ fourth quarter 2021 adjusted sales excluding the divested soot sensor product line totaled $78.6 million, a decrease of $6.3 million, or (7.3%), relative to the third quarter of 2021, primarily driven by reduced customer production schedules. Control Devices adjusted gross margin increased compared to the third quarter of 2021 as a result of reduced material and overhead expenses. The segment’s adjusted operating income increased relative to the third quarter as a result of higher gross profit, resulting in an adjusted operating margin of 5.2%.

Electronics’ fourth quarter adjusted sales totaled $96.5 million, an increase of $12.6 million, or 15.0%, relative to the third quarter of 2021 primarily as a result of successful program launches and strong market demand. Electronics adjusted gross margin increased due to increased sales, aided by favorable product mix, cost improvements in electronic components and fixed overhead leverage on incremental sales compared to the third quarter of 2021. The segment’s adjusted operating loss decreased relative to the third quarter as a result of higher gross margins, slightly offset by higher D&D expenses as a percentage of sales, resulting in an adjusted operating margin of (4.9%).

Stoneridge Brazil’s fourth quarter sales totaled $14.0 million, a decrease of $2.5 million, or 15.1% relative to the third quarter. Stoneridge Brazil’s adjusted gross margin declined due to lower sales coupled with the increase in direct material costs due to global supply chain disruptions and increased material costs. The segment’s adjusted operating income decreased relative to the third quarter as a result of decreased adjusted gross margin and higher D&D expenses as a percentage of sales, resulting in an adjusted operating margin of 2.5%.

Cash and Debt Balances

During the quarter, the Company increased net debt by approximately $2.1 million relative to the prior quarter. As of December 31, 2021, Stoneridge had cash and cash equivalent balances totaling $85.5 million. Total net debt as of December 31, 2021 was $83.7 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 3.5x.

The Company also announced that the current Credit Facility was amended in the first quarter of 2022 to provide relief on existing coverage ratios and to allow the Company the flexibility to continue to invest in the business to drive and support future growth. The amendment, which extends through the first quarter of 2023, raises the Company’s net debt to EBITDA leverage compliance ratio to 4.0x in the fourth quarter of 2021, waives the leverage ratio for the first three quarters of 2022 and modifies the fourth quarter of 2022 to include a 4.75x leverage ratio. The amendment concludes after the first quarter of 2023, when the leverage ratio requirement returns to 3.5x.

The Company expects that the net debt to EBITDA ratio will return to a more normalized level by the end of 2022 and is targeting a leverage ratio under 2.0x by the end of the year.

2022 Outlook

The Company announced 2022 adjusted sales guidance of $860 - $900 million. Further, the Company announced guidance for 2022 adjusted gross margin of 21.5% - 22.5%, adjusted operating margin of 0.75% - 1.75% and adjusted EBITDA of $43 million - $54 million or 5.0% - 6.0% of adjusted sales.

Matt Horvath, chief financial officer, commented, “Our midpoint revenue guidance of $880 million implies approximately 17% growth relative to 2021 or approximately 2x our weighted average end markets. While we expect continued incremental supply chain related costs, particularly related to material cost increases, we expect to continue to offset a significant portion of these costs in 2022 as we negotiate price increases with our customers. Similarly, we continue to execute on initiatives to reduce supply chain related costs. As we move into 2022, we remain focused on efficient cash management and in particular, reduced inventory balances, to help return our leverage ratios to more normalized rates by the end of the year.”

The Company also announced adjusted earnings per share guidance of ($0.15) - $0.10 and an expected tax expense of $2.5 million - $4.5 million.

Horvath continued, “With respect to adjusted earnings per share, we are expecting continued strong incremental contribution on revenue, which will be partially offset by wage and incentive normalization relative to 2021 when incentive targets were not achieved. Additionally, we expect the Company’s price and cost initiatives to be able to offset a significant portion of incremental material costs and contractual annual price-downs. This results in adjusted EPS guidance of ($0.15) to $0.10 for 2022.”

Horvath concluded, “Moving forward, we expect that the impact of new program launches will drive significant growth, and we have updated our long-term targeted revenue to reflect a compound annual growth rate of approximately 9% through 2026, resulting in targeted 2023 revenue of approximately $1 billion and 2026 revenue of $1.25 billion. This is supported by a $3.4 billion backlog1 which grew 13% relative to 2020. Driven by strong contribution margins on incremental revenue, continuous improvement activities in our manufacturing facilities, leverage on our existing cost structure and a continued focus on a more cost-effective global engineering footprint, we are targeting an EBITDA margin of 14% by 2026.”

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2021 fourth quarter and full-year results can be accessed at 9:00 a.m. Eastern Time on Tuesday, March 1, 2021, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (I) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	our ability to manage foreign currency fluctuations;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control;
•	fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2021 and 2020 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, EBITDA, EBITDA margin, adjusted EBITDA ratio, adjusted EBITDA, adjusted EBITDA margin, net debt, adjusted income (loss) before tax, adjusted income tax benefit and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted sales, adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net income (loss), adjusted earnings (loss) per share, EBITDA, EBITDA margin, adjusted EBITDA ratio, adjusted EBITDA, adjusted EBITDA margin, net debt, adjusted income (loss) before tax benefit (loss) and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), earnings (loss) per share, debt, income (loss) before tax, income tax benefit or tax rate, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

1 The Company defines backlog as the estimated cumulative awarded sales for the next five years (or “estimated sourced future sales”).

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31, (in thousands, except per share data)	2021	2020	2019
Net sales	$770,462	$648,006	$834,289
Costs and expenses:
Cost of goods sold	603,604	493,810	620,556
Selling, general and administrative	116,000	112,474	123,853
Gain on sale of Canton Facility, net	(30,718)	-	-
Gain on disposal of Non-core Product, net	-	-	(33,599)
Design and development	66,165	49,386	52,198
Operating income (loss)	15,411	(7,664)	71,281
Interest expense, net	5,189	6,124	4,324
Equity in earnings of investee	(3,658)	(1,536)	(1,578)
Other expense (income), net	1,444	(1,528)	142
Income (loss) before income taxes	12,436	(10,724)	68,393
Provision (benefit) for income taxes	9,030	(2,774)	8,102
Net income (loss)	3,406	(7,950)	60,291

Earnings (loss) per share:
Basic	$0.13	$(0.29)	$2.17
Diluted	$0.12	$(0.29)	$2.13

Weighted-average shares outstanding:
Basic	27,114	27,025	27,792
Diluted	27,416	27,025	28,270

CONSOLIDATED BALANCE SHEETS

December 31, (in thousands)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$85,547	$73,919
Accounts receivable, less reserves of $1,443 and $817, respectively	150,388	136,745
Inventories, net	138,115	90,548
Prepaid expenses and other current assets	36,774	33,452
Total current assets	410,824	334,664
Long-term assets:
Property, plant and equipment, net	107,901	119,324
Intangible assets, net	49,863	55,394
Goodwill	36,387	39,104
Operating lease right-of-use asset	18,343	18,944
Investments and other long-term assets, net	42,081	53,978
Total long-term assets	254,575	286,744
Total assets	$665,399	$621,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$5,248	$7,673
Accounts payable	97,679	86,103
Accrued expenses and other current liabilities	70,139	52,272
Total current liabilities	173,066	146,048
Long-term liabilities:
Revolving credit facility	163,957	136,000
Deferred income taxes	10,706	12,935
Operating lease long-term liability	14,912	15,434
Other long-term liabilities	6,808	14,357
Total long-term liabilities	196,383	178,726
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,191 and 27,006 shares outstanding at June 30, 2021 and December 31, 2020, respectively, with no stated value	-	-
Additional paid-in capital	232,490	234,409
Common Shares held in treasury, 1,775 and 1,960 shares at June 30, 2021 and December 31, 2020, respectively, at cost	(55,264)	(60,482)
Retained earnings	215,748	212,342
Accumulated other comprehensive loss	(97,024)	(89,635)
Total shareholders' equity	295,950	296,634
Total liabilities and shareholders' equity	$665,399	$621,408

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31, (in thousands)	2021	2020	2019
OPERATING ACTIVITIES:
Net income (loss)	$3,406	$(7,950)	$60,291
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation	27,823	27,309	24,904
Amortization, including accretion and write-off of deferred financing costs	6,648	5,926	6,579
Deferred income taxes	(511)	(7,953)	5,586
Earnings of equity method investee	(3,658)	(1,536)	(1,578)
(Gain) loss on sale of fixed assets	(165)	185	(98)
Share-based compensation expense	5,960	5,888	6,191
Excess tax benefit related to share-based compensation expense	(563)	(46)	(1,289)
Gain on sale of Canton Facility, net	(30,718)	-	-
Gain on disposal of business and joint venture, net	(2,942)	-	-
Gain on disposal of Non-core Products, net	-	-	(33,599)
Property, plant and equipment impairment charge	-	2,349	-
Change in fair value of earn-out contingent consideration	2,065	(3,196)	2,308
Changes in operating assets and liabilities:
Accounts receivable, net	(17,019)	4,164	(1,353)
Inventories, net	(51,270)	4,000	(15,653)
Prepaid expenses and other assets	(5,116)	1,342	(8,898)
Accounts payable	16,515	3,642	(6,980)
Accrued expenses and other liabilities	13,297	(5,483)	(11,906)
Net cash (used for) provided by operating activities	(36,248)	28,641	24,505

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(27,031)	(32,462)	(39,467)
Proceeds from sale of fixed assets	268	127	382
Proceeds from disposal of business, net	1,837	-	34,386
Proceeds from disposal of joint venture, net	20,999	-	-
Proceeds from sale of Canton Facility, net	35,167	-	-
Investment in venture capital fund, net	(3,199)	(1,550)	(1,600)
Net cash provided by (used for) investing activities	28,041	(33,885)	(6,299)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	91,913	71,500	112,000
Revolving credit facility payments	(64,000)	(61,500)	(82,000)
Proceeds from issuance of debt	45,753	41,104	2,208
Repayments of debt	(48,125)	(37,823)	(2,953)
Earn-out consideration cash payment	-	-	(3,394)
Common Share repurchase program	-	(4,995)	(50,000)
Repurchase of Common Shares to satisfy employee tax withholding	(2,665)	(1,773)	(4,119)
Net cash provided by (used for) financing activities	22,876	6,513	(28,258)

Effect of exchange rate changes on cash and cash equivalents	(3,041)	3,247	(1,637)
Net change in cash and cash equivalents	11,628	4,516	(11,689)
Cash and cash equivalents at beginning of period	73,919	69,403	81,092

Cash and cash equivalents at end of period	$85,547	$73,919	$69,403

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,055	$5,620	$4,401
Cash paid for income taxes, net	$11,267	$(254)	$12,222

Supplemental disclosure of non-cash activities:
Adoption of ASU 2019-12 (Note 2)*	$-	$13,750	$-

*Refer to Note 2 of the Form 10-K as of December 31, 2020

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q4 2021 Adjusted EPS

(USD in millions)	Q4 2021	Q4 2021 EPS
Net Income	$(6.2)	$(0.23)

Add: Post-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.6	0.02
Less: Post-Tax TSA and Monetary Correction (Stoneridge Brazil)	(1.9)	(0.07)
Add: Post-Tax Loss from Disposal of MSIL Joint Venture	1.3	0.05
Add: Post-Tax Restructuring Costs	0.0	0.00
Add: Post-Tax Business Realignment Costs	0.0	0.00
Less: Post-Tax Gain from Disposal of Soot Sensor Business	(0.4)	(0.02)
Add: Post-Tax Sale of Soot Sensor Product Inventory	0.1	0.00
Adjusted Net Income	$(6.5)	$(0.24)

Reconciliation of 2021 Adjusted EPS

(USD in millions)	2021	2021 EPS
Net Income	$3.4	$0.12

Add: Post-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	2.1	0.08
Less: Post-Tax TSA and Monetary Correction (Stoneridge Brazil)	(1.9)	(0.07)
Add: Post-Tax Loss from Disposal of MSIL Joint Venture	1.3	0.05
Add: Post-Tax Restructuring Costs	2.1	0.08
Less: Post-Tax Gain on Sale of Canton Facility	(24.1)	(0.88)
Add: Post-Tax Business Realignment Costs	1.2	0.04
Add: Post-Tax Brazilian Indirect Tax Impairment	0.4	0.02
Less: Post-Tax Gain from Disposal of Soot Sensor Business	(0.4)	(0.01)
Less: Post-Tax Sale of Soot Sensor Product Inventory	0.1	0.00
Adjusted Net Income	$(15.9)	$(0.59)

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

	Reconciliation of Control Devices Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Control Devices Operating Income (Loss)	$7.3	$(9.7)	$12.5	$12.0	$22.1	$10.2	$37.1	$2.9	$4.8	$54.9

Add: Pre-Tax Restructuring Costs	2.2	3.0	0.5	0.6	6.4	1.4	0.3	0.6	0.1	2.3
Less: Pre-Tax Gain on Sale of Canton Facility	-	-	-	-	-	-	(30.7)	-	-	(30.7)
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	-	-	-	(0.7)	-	-	(0.4)	(1.1)
Add: Pre-Tax Business Realignment Costs	0.4	1.0	0.3	0.1	1.8	0.2	-	-	-	0.2
Less: Pre-Tax Sale of Soot Sensor Product Inventory	-	-	-	-	-	(0.1)	-	-	0.1	(0.0)
Add: Pre-Tax Environmental Remediation Costs	-	-	-	-	-	0.4	-	-	-	0.4
Control Devices Adjusted Operating Income (Loss)	$9.9	$(5.6)	$13.3	$12.6	$30.2	$11.3	$6.6	$3.5	$4.5	$26.0

	Reconciliation of Electronics Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Electronics Operating Income (Loss)	$2.9	$(11.0)	$0.6	$3.9	$(3.7)	$(0.9)	$(1.8)	$(5.1)	$(4.7)	$(12.5)

Add: Pre-Tax Restructuring Costs	0.0	1.6	0.6	0.2	2.4	0.2	0.0	0.1	0.0	0.4
Add: Pre-Tax Business Realignment Costs	-	1.3	0.1	0.3	1.7	0.0	(0.0)	(0.0)	0.0	(0.0)
Electronics Adjusted Operating Income (Loss)	$2.9	$(8.1)	$1.3	$4.3	$0.4	$(0.7)	$(1.8)	$(5.0)	$(4.7)	$(12.2)

	Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Stoneridge Brazil Operating Income (Loss)	$0.9	$(0.9)	$3.4	$0.3	$3.8	$(0.0)	$(0.7)	$0.9	$0.9	$1.0

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4	(2.8)	(0.2)	(3.2)	0.1	1.1	0.2	0.6	2.1
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	-	-	-	-	-	(1.1)	(1.1)
Add: Pre-Tax Business Realignment Costs	0.2	-	0.0	0.1	0.2	-	0.1	-	-	0.1
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	-	-	-	-	-	0.6	-	-	0.6
Stoneridge Brazil Adjusted Operating Income (Loss)	$0.4	$(0.5)	$0.6	$0.3	$0.8	$0.0	$1.1	$1.1	$0.3	$2.6

Exhibit 3 – Adjusted Operating Income (Loss)

	Reconciliation of Adjusted Operating Income (Loss)
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Operating Income (Loss)	$3.7	$(26.8)	$9.8	$5.7	$(7.7)	$2.1	$26.7	$(8.9)	$(4.4)	$15.4

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4	(2.8)	(0.2)	(3.2)	0.1	1.1	0.2	0.6	2.1
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	-	-	-	-	-	(1.1)	(1.1)
Less: Pre-Tax Gain from Disposal of MSIL Joint Venture	-	-	-	-	-	-	-	-	(1.8)	(1.8)
Add: Pre-Tax Loss in Autotech Fund Investment	0.0	0.1	(0.3)	0.2	-	-	-	-	-	-
Add: Pre-Tax Restructuring Costs	2.2	4.6	1.1	0.8	8.8	1.6	0.3	0.7	0.1	2.7
Less: Pre-Tax Gain on Sale of Canton Facility	-	-	-	-	-	-	(30.7)	-	-	(30.7)
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	0.0	-	-	0.1	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.6	2.6	0.4	0.4	4.0	0.2	0.1	1.1	0.0	1.4
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	-	-	-	-	-	0.6	-	-	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	-	-	-	(0.7)	-	-	(0.4)	(1.1)
Less: Pre-Tax Sale of Soot Sensor Product Inventory	-	-	-	-	-	(0.1)	-	-	0.1	(0.0)
Add: Pre-Tax Environmental Remediation Costs	-	-	-	-	-	0.4	-	-	-	0.4
Adjusted Operating Income (Loss)	$6.0	$(19.1)	$8.2	$7.0	$2.1	$3.6	$(1.9)	$(6.9)	$(7.0)	$(12.2)

Exhibit 4 – Adjusted EBITDA

	Reconciliation of Adjusted EBITDA
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Income (Loss) Before Tax	$4.7	$(28.5)	$8.5	$4.5	$(10.7)	$0.5	$25.6	$(9.8)	$(3.9)	$12.4
Interest expense, net	1.1	1.3	1.9	1.8	6.1	1.8	1.9	1.4	0.1	5.2
Depreciation and amortization	8.0	7.8	8.0	8.9	32.7	8.4	8.5	8.2	8.7	33.9
EBITDA	$13.8	$(19.4)	$18.5	$15.2	$28.1	$10.8	$36.0	$(0.2)	$5.0	$51.5
Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.6)	0.4	(2.8)	(0.2)	(3.2)	0.1	1.1	0.2	0.6	2.1
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	-	-	-	-	-	-	-	-	(1.1)	(1.1)
Less: Pre-Tax Gain from Disposal of MSIL Joint Venture	-	-	-	-	-	-	-	-	(1.8)	(1.8)
Add: Pre-Tax Loss in Autotech Fund Investment	0.0	0.1	(0.3)	0.2	-	-	-	-	-	-
Add: Pre-Tax Restructuring Costs	2.2	4.5	0.8	0.5	8.0	1.4	0.3	0.7	0.1	2.5
Less: Pre-Tax Gain on Sale of Canton Facility	-	-	-	-	-	-	(30.7)	-	-	(30.7)
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.1	0.0	-	-	0.1	-	-	-	-	-
Add: Pre-Tax Business Realignment Costs	0.6	2.6	0.4	0.4	4.0	0.2	0.1	1.1	0.0	1.4
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	-	-	-	-	-	0.6	-	-	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	-	-	-	-	(0.7)	-	-	(0.4)	(1.1)
Less: Pre-Tax Sale of Soot Sensor Product Inventory	-	-	-	-	-	(0.1)	-	-	0.1	(0.0)
Add: Pre-Tax Environmental Remediation Costs	-	-	-	-	-	0.4	-	-	-	0.4
Adjusted EBITDA	$16.1	$(11.8)	$16.5	$16.2	$37.0	$12.1	$7.4	$1.8	$2.4	$23.7

Exhibit 5 – Adjusted Gross Profit

	Reconciliation of Adjusted Gross Profit
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Gross Profit	$45.4	$13.3	$46.0	$49.6	$154.2	$46.1	$42.8	$36.0	$41.9	$166.9

Add: Pre-Tax Restructuring Costs	1.5	0.2	0.6	0.3	2.6	0.6	0.3	0.6	0.1	1.6
Less: Pre-Tax Sale of Soot Sensor Product Inventory	-	-	-	-	-	(0.1)	-	-	-	(0.1)
Add: Pre-Tax Business Realignment Costs	0.1	0.9	0.1	0.1	1.2	-	0.0	0.0	0.0	0.0
Adjusted Gross Profit	$46.9	$14.4	$46.7	$50.0	$158.0	$46.7	$43.1	$36.6	$42.0	$168.4

Exhibit 6 – Adjusted Sales

	Reconciliation of Adjusted Sales
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Sales	$183.0	$99.5	$175.8	$189.7	$648.0	$193.8	$191.3	$181.7	$203.7	$770.5

Less: Pre-Tax Sale of Soot Sensor Product Inventory	-	-	-	-	-	(1.0)	-	-	(1.3)	(2.3)
Less: Pre-Tax Sales from Spot Purchase Recovery	-	-	-	-	-	-	-	-	(17.6)	(17.6)
Adjusted Sales	$183.0	$99.5	$175.8	$189.7	$648.0	$192.8	$191.3	$181.7	$184.7	$750.5

Exhibit 7 – Control Devices Adjusted Sales

	Reconciliation of Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Control Devices Adjusted Sales	$98.2	$48.6	$100.9	$100.4	$348.1	$100.6	$86.7	$88.0	$81.6	$357.0

Less: Pre-Tax Sales from Disposed Soot Sensor Business	(2.4)	(1.4)	(2.6)	(2.5)	(8.8)	(4.0)	(2.3)	(3.2)	(3.1)	(12.6)
Control Devices Adjusted Sales Excluding Disposed Soot Sensor Business	$95.8	$47.2	$98.3	$97.9	$339.2	$96.6	$84.4	$84.8	$78.6	$344.4

Exhibit 8 – Electronics Adjusted Sales

	Reconciliation of Electronics Adjusted Sales
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Electronics Sales	$79.8	$47.6	$70.4	$84.1	$281.8	$88.7	$97.3	$83.9	$114.1	$384.1

Less: Pre-Tax Sales from Spot Purchase Recovery	-	-	-	-	-	-	-	-	(17.6)	(17.6)
Electronics Adjusted Sales	$79.8	$47.6	$70.4	$84.1	$281.8	$88.7	$97.3	$83.9	$96.5	$366.5

Exhibit 9 – Control Devices Adjusted Operating Income (Loss) Excluding Disposed Soot Sensor Business

	Reconciliation of Control Devices Adjusted Operating Income (Loss) Excluding Disposed Soot Sensor Business
(USD in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
Control Devices Adjusted Operating Income (Loss)	$9.9	$(5.6)	$13.3	$12.6	$30.2	$11.3	$6.6	$3.5	$4.5	$26.0

Less: Pre-Tax Operating Income (Loss) from Disposed Soot Sensor Business	0.0	(0.1)	(0.5)	(0.5)	(1.1)	(0.5)	(0.7)	(0.5)	(0.4)	(2.1)
Control Devices Adjusted Operating Income (Loss) Excluding Disposed Soot Sensor Business	$9.9	$(5.7)	$12.7	$12.2	$29.1	$10.8	$6.0	$3.0	$4.1	$23.9

Exhibit 10 – Adjusted Tax Rate

Reconciliation of Adjusted Tax Rate

(USD in millions)	Q4 2021	2021
Income (Loss) Before Tax	$(3.9)	$12.4

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.6	2.1
Less: Pre-Tax TSA and Monetary Correction (Stoneridge Brazil)	(2.3)	(2.3)
Less: Pre-Tax Gain from Disposal of MSIL Joint Venture	(1.8)	(1.8)
Add: Pre-Tax Restructuring Costs	0.1	2.1
Less: Pre-Tax Gain on Sale of Canton Facility	-	(30.7)
Add: Pre-Tax Business Realignment Costs	0.0	1.5
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	(0.4)	(0.4)
Less: Pre-Tax Sale of Soot Sensor Product Inventory	0.1	0.1
Adjusted Income (Loss) Before Tax	$(7.6)	$(16.3)

Income Tax Expense (Benefit)	$2.3	$9.0

Less: Tax Impact from Pre-Tax Adjustments	$(3.4)	$(9.5)

Adjusted Income Tax Expense (Benefit)	$(1.1)	$(0.5)

Adjusted Tax Rate	15.0%	2.8%